EXHIBIT 10.7

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment"), dated as of the 28th day of March, 2000 by and between COMFORCE Corporation ("COMFORCE") a Delaware corporation, and COMFORCE Operating, Inc. ("COI"), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the "Employer"), and John Fanning, a resident of the State of Florida ("Employee").

                                    RECITALS:

     A. The parties entered into an Employment Agreement (the "Employment Agreement") dated as of January 1, 1999 pursuant to which Employer formalized the terms upon which Employee is employed by Employer.

     B. Prior to August 1, 1999, Employer and Employee agreed to revisions to amend the terms of the Employment Agreement effective as of August 1, 1999 and since that date have acted in accordance with the provisions that are memorialized hereunder.

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 4(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

          (a) Base Salary. During the Term of Employment, as Employee's base compensation for all services to be performed hereunder, Employer shall pay Employee an annual salary of One Hundred Thousand Dollars ($100,000) (the "Base Salary"), payable in accordance with the Employer's payroll practices for its officers. The Base Salary shall be increased from time to time at the discretion of the Board of Directors or any committee thereof having authority over Employee's compensation to account for material changes of circumstances of the Employer or of the responsibilities of Employee, and may be increased by the Board or such committee from time to time in its discretion for any other reason whatsoever.

     2. The first sentence of Section 4(e) of the Employment Agreement is amended in its entirety to read as follows:

     In addition to Employee's compensation as provided herein, Employer shall pay incentive compensation for each year (which shall commence on January 1 and end on December 31) during the Term of Employment in an amount equal to 10% of the Employer's consolidated pre-tax operating income in excess of $2,000,000, but not in excess of $4,000,000, plus 5% of such income in excess of $4,000,000, but not in excess of $10,000,000, plus 3.5% of such income in excess of $10,000,000. To the extent incentive compensation is calculated based on consolidated pre-tax operating income for a partial year, the thresholds set forth above shall be adjusted by multiplying them by the number of days of the partial year and dividing that product by 365 and then calculating the incentive compensation based on actual consolidated pre-tax operating income for the partial year. By way of example, if incentive compensation were calculated for a short period from January 1 to June 30 based on consolidated pre-tax operating income for that period of $6,000,000, the thresholds would be reduced to $991,781 ($2,000,000 x 181/365), $1,983,562 ($4,000,000 x 181/365) and $4,958,904
     ($10,000,000 x 181/365) and the incentive compensation would be equal to $284,383 (10% x ($1,983,562 - $990,781) + (5% x ($4,958,904 - $1,983,562) +
     (3.5% x ($6,000,000 - $4,958,904). Notwithstanding the foregoing, for 1999, incentive compensation shall not be calculated for a partial year and shall for that year only, notwithstanding the effective date of this Amendment, be calculated based on the consolidated pre-tax operating income for the entire calendar year.


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     3. Section  7(d)(i) of the  Employment  Agreement is hereby  amended in its entirety to read as follows:

     (i) The Employer will pay to Employee immediately after such termination of employment a lump-sum cash payment equal to 300% of the aggregate of (A) the greater of (1) the sum of (x) his then-current annual base salary (or, if his base salary has been reduced at any time after the Change of Control, his base salary in effect prior to the reduction), plus (y) the highest amount of cash bonus and incentive compensation paid to Employee in any one (1) year during the three (3) calendar years immediately prior to the Change of Control or (2) the Original Compensation Amount, as defined herein, (B) the annual cost to the Employer of any benefits, other than those provided for by Section 4(d), then provided to Employee, and (C) the amount contributed by the Employer on behalf of the Employee for the calendar year ending immediately prior to the termination, without duplication of amounts accounted for under clauses (A) or (B) of this subsection, to any pension, deferred compensation, retirement or similar plan of the Employer. For purposes hereof, the "Original Compensation Amount" shall mean the sum of (x) Three Hundred Eighty-Five Thousand Dollars ($385,000) and (y) an amount equal to 5% of the Employer's highest consolidated pre-tax operating income during the three (3) calendar years immediately prior to the Change of Control to the extent it is in excess of $2,500,000, but not in excess of $3,000,000, plus 3.5% of such consolidated pre-tax operating income to the extent it is in excess of $3,000,000.

     4. All other provisions of the Employment Agreement shall remain in full force and effect.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.

                                        COMFORCE CORPORATION




                                        By:_______________________________
                                           Its:




                                        COMFORCE OPERATING, INC.




                                        By:_______________________________
                                           Its:




                                        EMPLOYEE




                                        __________________________________
                                        John Fanning




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